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                                              EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

            SUBSIDIARY                     STATE OF FORMATION
            ----------                     ------------------

        CORPORATIONS:
        -------------

        Allegheny & Eastern Railroad, Inc.              Delaware

        Bradford Industrial Rail, Inc.                  Delaware

        Buffalo & Pittsburgh Railroad, Inc.             Delaware

        *Carolina Coastal Railway, Inc.                 Virginia

        *Commonwealth Railway, Inc.                     Virginia

        The Dansville & Mount Morris Railroad Company   New York

        Genesee & Wyoming Investors, Inc.               Delaware

        Genesee & Wyoming Railroad Company              New York

        GWI Dayton, Inc.                                Delaware

        GWI Leasing Corporation                         Delaware

        GWI Rail Management Corporation                 Delaware

        Illinois & Midland Railroad, Inc.               Delaware

        Louisiana & Delta Railroad, Inc.                Delaware

        Pittsburg & Shawmut Railroad, Inc.              Delaware

        Portland & Western Railroad, Inc.               New York

        Rail Link, Inc.                                Virginia

        Railroad Services, Inc.                        Delaware

        *Talleyrand Terminal Railroad Company, Inc.    Virginia

        Rochester & Southern Railroad, Inc.            New York

        Willamette & Pacific Railroad, Inc.            New York

        LIMITED PARTNERSHIP:
        --------------------

        GWI Switching Services, L.P.                    Texas


        * Subsidiary of Rail Link, Inc.